Investor Contact:
ICR, Inc.
John Mills
Senior Managing Director
(310) 954-1105

VITACOST.COM, INC. ANNOUNCES RECORD THIRD QUARTER 2009 RESULTS

Third Quarter Net Sales Increased 32% to $48.4 Million

Third Quarter Gross Profit Improves 71% to $15.1 Million

Company Generated Adjusted EBITDA of $5.1 Million, an increase of 465%

Third Quarter Pro Forma Net Income Grew to $3.1 Million or $0.13 Per Diluted Share

BOCA RATON, Fla., November 4, 2009 – Vitacost.com, Inc. (NASDAQ: VITC), a leading online retailer and direct marketer of health and wellness products, today reported financial results for the third quarter and nine-month periods ended September 30, 2009.

Third Quarter of 2009 Operating Highlights Include:

	Net Sales increased 32% to $48.4 million, compared to $36.7 million for the third quarter of 2008

	Active customer base (1) expanded to over 1 million customers during the quarter

	Gross Profit Margin Increased 720 basis points to 31.2% from the prior year period

	Pro Forma Operating Margins improved to 8.7% compared to 0.1% in the prior year period

	Adjusted EBITDA improved to $5.1 million, a 465% increase


Pro Forma Net Income increased to $3.1 million or $0.13 Per Fully Diluted Share, calculated on weighted average of 23.7 million shares outstanding, excluding $10.9 million of a one-time IPO related non-cash compensation

Three Month Results

For the third quarter, net sales increased 32% to $48.4 million from net sales of $36.7 million for the third quarter of the prior year.  Both of the Company’s primary sales categories, propriety and third party products, contributed to this strong year-over-year increase by generating record third quarter results.

1.	Definition of active customers Active customer base, defined as customers who have purchased from Vitacost.com within the last 12 months.

Gross profit for the third quarter increased 71% to $15.1 million, compared to $8.8 million in the third quarter of the prior year. The Company's gross profit margin increased to 31.2% in the third quarter versus 24.0% in the third quarter of the prior year.  Overall, gross profit margins improved by 720 basis points primarily due to transitioning manufacturing of proprietary capsules and tablets from third-party manufacturers to in-house manufacturing, increased purchasing power due to higher sales volume of third-party product, and the raw materials used for manufacturing our proprietary products.

Pro forma operating income for the third quarter was $4.2 million compared to $0.1 million in the same period a year ago. The Company’s pro forma operating margin expanded to 8.7% from 0.0% for the same period last year. This improvement was due to strong net sales growth, leverage of sales and marketing expense, general and administrative expense improvement, and the strength of the Company’s proven business model.  The company's GAAP operating loss, which includes a $10.9 million one-time non-cash stock-based compensation expense in connection with the recent initial public offering, was $(6.7) million in the third quarter of 2009 compared with $0.1 million in the third quarter of 2008.

Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization and related non-cash compensation expense) for the third quarter of 2009 was $5.1 million, compared to $0.9 million in the previous year.

Pro Forma net income for the third quarter of 2009 was $3.1 million, or $0.13 per diluted share calculated on a weighted average fully diluted share count of 23.7 million shares, versus a net loss of $(0.1) million, or $(0.01) per diluted share, for the comparable period last year.  The Company's GAAP net loss, which includes the $10.9 million one-time non-cash stock-based compensation expense in connection with the recent initial public offering, was $(3.8) million in the third quarter of 2009 or $(0.17) per diluted share, compared with a net loss of $(0.1) million or $(0.01) per diluted share in the third quarter of 2008.

“We are extremely pleased with our top-line growth, operating and manufacturing improvements, and strong operating cash flow for the third quarter and first nine months of this year.  Third quarter net sales increased in our two primary net sales sources — third party products and propriety products — underscoring our expanding product offering as well as customer growth.  Notably, both our propriety and third party sales achieved record results, driven by many factors including our superior customer value, product selection, and experience,” said Ira Kerker, Vitacost’s Chief Executive Officer. “Our business is well positioned for long-term profitable growth and margin expansion even as we continue to invest in our information technology and marketing strategies.  Customer acquisition cost was $12.68 for the quarter and by offering the best value, superior customer service and timely and accurate delivery of leading products we expect our active customer base of over 1 million customers to continue growing for many years to come.”

Nine Month Results

For the nine months ended September 30, 2009, net sales increased 34% to $141.5 million compared to $105.4 million in the same period last year.

Pro Forma operating income for the nine months ended September 30, 2009 improved to $16.1 million compared to $1.1 million in the same period last year.  GAAP operating income, which includes the $10.9 million one-time non-cash stock-based compensation expense in connection with the recent initial public offering, was $5.2 million compared to $1.1 million in the same period last year.

Operating cash flow was $14.3 million for the nine months compared to a $(0.9) million for the previous year nine-months and Adjusted EBITDA for the nine-months was $19.0 million compared to $3.4 million in the same period last year.

Free cash flow was $8.2 million for the nine months ended September 30, 2009 compared to $(5.5) million last year.  (Free cash flow is calculated using net cash provided by operating activities less capital expenditures for property, plant and equipment).

Pro forma net income was $10.3 million, or $0.44 per diluted share, compared to net income of $0.6 million, or $0.02 per diluted share, in the same period last year.  The Company's GAAP net income, which includes the $10.9 million one-time non-cash stock-based compensation expense in connection with the recent initial public offering, was $3.3 million or $0.14 per fully diluted share in the third quarter of 2009 compared with net income of $0.6 million or $0.02 per fully diluted share in the third quarter of 2008.

Successful Initial Public Offering

On September 24, 2009, the Company completed an initial public offering of its common stock at $12.00 per share and raised $132 million. The Company received approximately $47.1 million in net proceeds. The net proceeds to the Company from this offering are being used to repay existing indebtedness, approximately $20 million to fund capital expenditures such as purchasing fulfillment and manufacturing equipment and retrofitting and expanding the manufacturing and distribution facilities; and the balance for working capital, reducing notes payables and general corporate purposes.

Richard Smith, Chief Financial Officer, commented, “Our recent initial public offering combined with over $14.3 million of operating cash flow for the first nine months of this year enables us to complete our manufacturing expansion and continued investments in technological infrastructure.  Our growing active customer base of over 1 million customers and the strength of our balance sheet have us well positioned for many years of future growth.”

Balance Sheet

The Company ended the third quarter of 2009 with cash and cash equivalents of $48.4 million as of September 30, 2009.  As of September 30, 2009, the Company had $7.7 million of notes payable.

Outlook

For the fourth quarter of 2009, the Company anticipates revenue of $48.0 to 49.0 million. Earnings per diluted share for the fourth quarter are expected to be in the range of $0.07 to $0.08.  Weighted average shares for diluted EPS in the fourth quarter of 2009 are estimated to be approximately 29.5 million shares, compared to 23.7 million shares at the end of the third quarter 2009, primarily resulting from the issuance of shares in the Company's IPO.

For the full year ending December 31, 2009, the Company expects revenue of $189.5 to $190.5 million and pro forma earnings per diluted share of $0.50 to $0.51, excluding the non-cash stock-based compensation expense in connection with the recent IPO outlined above. Weighted average shares used to calculate diluted earnings per share for the full year ending December 31, 2009 are estimated to be approximately 25.1 million shares.

Conference Call Information

The Company will also host a conference call today, November 4, 2009, to discuss these results with additional comments and details.  Participating on the call will be Ira Kerker, Chief Executive Officer, and Richard Smith, Chief Financial and Accounting Officer.

The conference call is scheduled to begin at 8:30 a.m. EDT on November 4, 2009.  The call will be broadcast live over the Internet hosted at the Investor Relations section of Vitacost.com, Inc.’s website at www.vitacost.com, and will be archived online within one hour of its completion and continue through November 18, 2009.  In addition, you may dial (877) 407-0789 to listen to the live broadcast.

A telephonic playback will be available from 11:30 a.m. EDT, November 4, 2009, through November 18, 2009. Participants can dial (877) 660-6853 to hear the playback. The account number is 3055 and the passcode is 335652 to hear the playback.

About Vitacost.com, Inc.

Vitacost.com, Inc. (Symbol: VITC) is a leading online retailer and direct marketer of health and wellness products, including dietary supplements such as vitamins, minerals, herbs or other botanicals, amino acids and metabolites, as well as cosmetics, organic body and personal care products, sports nutrition and health foods.  Vitacost.com, Inc. sells these products directly to consumers through its website, www.vitacost.com, as well as through its catalogs.  Vitacost.com, Inc. strives to offer its customers the broadest product selection supported by current scientific and medical research at the best value, while providing superior customer service and timely and accurate delivery.

Forward-Looking Statements

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements made herein, which include management’s plans with respect to the use of proceeds from the Company’s initial public offering and statements regarding the Company’s expected results of operations for the fourth quarter of 2009 and the full year of 2010, involve known and unknown risks and uncertainties, which may cause Vitacost’s actual results in current or future periods to differ materially from forecasted results. Those risks and uncertainties include, among other things, the current global economic downturn or recession; difficulty expanding its manufacturing and distribution facilities; significant competition in its industry; unfavorable publicity or consumer perception of its products on the Internet; the incurrence of material product liability and product recall costs; Inability to defend intellectual property claims; costs of compliance and its failure to comply with government regulations; its failure to keep pace with the demands of our customers for new products;  disruptions in its manufacturing system, including information technology systems, or losses of manufacturing certifications; and the lack of long-term experience with human consumption of some of its products with innovative ingredients.  Those and other risks are more fully described in Vitacost’s filings with the Securities and Exchange Commission, including the Registration Statement on Form S-1, as amended, filed in connection with the Company’s initial public offering.

Vitacost.com, Inc.

Condensed Consolidated Balance Sheets
September 30, 2009 and December 31, 2008

	September 30,
	2009	December 31,
	(unaudited)	2008
Assets
Current Assets
Cash and cash equivalents	$48,382,910	$61,326
Accounts receivable	1,071,811	842,523
Other receivables	722,356	645,451
Related party receivable	-	215,241
Inventory, net	23,872,776	21,662,746
Prepaid expenses	1,583,220	656,975
Deferred tax asset	1,645,605	1,179,288
Total current assets	77,278,678	25,263,550

Property and Equipment, net	22,422,369	19,305,832

Goodwill	2,200,000	2,200,000
Intangible assets, net	10,571	13,947
Deferred tax asset	4,033,923	-
Deposits	251,953	85,207
	6,496,447	2,299,154
Total assets	$106,197,494	$46,868,536

Liabilities and Stockholders' Equity
Current Liabilities
Line of credit	$-	$9,412,630
Current maturities of notes payable	1,085,843	983,032
Current maturities of capital lease obligation	51,874	58,343
Accounts payable	15,689,012	15,769,909
Deferred revenue	2,802,129	2,379,298
Accrued expenses	5,157,171	2,620,760
Income taxes payable	558,176	29,252
Total current liabilities	25,344,205	31,253,224

Notes payable, less current maturities	5,098,250	5,740,436
Notes payable, related party	1,500,000	2,000,000
Capital lease obligation, less current maturities	-	37,698
Deferred tax liability	2,358,782	167,368
Interest rate swap liability	531,450	704,840
Total liabilities	34,832,687	39,903,566

Commitments and Contingencies

Stockholders' Equity
Preferred stock, par value $.00001 per share; authorized 25,000,000; no shares issued and outstanding at September 30, 2009 and December 31, 2008	-	-
Common stock, par value $.00001 per share; 100,000,000 authorized, 27,488,353 and 23,188,380 shares outstanding at September 30, 2009 and December 31, 2008, respectively	275	232
Additional paid-in capital	71,352,235	11,457,241
Note receivable from exercise of options	-	(1,165,625)
Retaining earnings (deficit)	12,297	(3,326,878)
Total stockholders' equity	71,364,807	6,964,970
Total liabilities and stockholders' equity	$106,197,494	$46,868,536

See Notes to Condensed Consolidated Financial Statements.

Vitacost.com, Inc.

Condensed Consolidated Statements of Operations
For the Three and Nine Months Ended September 30, 2009 and 2008 (unaudited)

	Three Months Ended		Nine Months Ended
	2009	2008	2009	2008

Net sales	$48,353,730	$36,744,385	$141,516,249	$105,436,567
Cost of goods sold	33,287,677	27,918,219	96,353,173	78,799,336
Gross profit	15,066,053	8,826,166	45,163,076	26,637,231

Operating expenses:
Fulfillment	2,294,965	2,005,604	6,027,153	5,698,818
Sales and marketing	3,694,433	3,088,069	9,970,962	9,501,434
General and administrative	15,779,586	3,662,270	23,951,561	10,304,487
	21,768,984	8,755,943	39,949,676	25,504,739

Operating (loss) income	(6,702,931)	70,223	5,213,400	1,132,492

Other income (expense):
Interest income	20,790	21,127	63,044	63,381
Interest expense	(219,163)	(239,077)	(457,975)	(546,249)
Other income (expense)	2,520	3,960	26,392	13,812
	(195,853)	(213,990)	(368,539)	(469,056)
(Loss) income before income taxes	(6,898,784)	(143,767)	4,844,861	663,436
Income tax benefit (expense)	3,048,808	-	(1,505,686)	(92,597)
Net (loss) income	$(3,849,976)	$(143,767)	$3,339,175	$570,839

Basic per share information:
Net (loss) income available to common stockholders	$(0.17)	$(0.01)	$0.14	$0.02
Weighted average shares outstanding	23,231,356	23,188,380	23,130,239	23,188,380

Diluted per share information:
Net (loss) income available to common stockholders	$(0.17)	$(0.01)	$0.14	$0.02
Weighted average shares outstanding	23,231,356	23,188,380	23,648,641	23,202,308

See Notes to Condensed Consolidated Financial Statements.

VITACOST.COM, INC. AND SUBSIDIARY
Reconciliation of GAAP Net (loss) Income to Pro Forma Net Income (Loss) Available to Common Shareholders

	Three Months Ended		Nine Months Ended
	2009	2008	2009	2008

Net (loss) income	$(3,849,976)	$(143,767)	$3,339,175	$570,839
Stock based compensation charge related to IPO	10,896,864	-	10,896,864	-
Tax benefit of stock based compensation charge related to IPO	(3,931,911)	-	(3,931,911)	-
Adjusted non-GAAP net income	$3,114,977	$(143,767)	$10,304,128	$570,839

Basic per share information:
Net (loss) income available to common stockholders	$0.13	$(0.01)	$0.45	$0.02
Weighted average shares outstanding	23,231,356	23,188,380	23,130,239	23,188,380

Diluted per share information:
Net (loss) income available to common stockholders	$0.13	$(0.01)	$0.44	$0.02
Weighted average shares outstanding	23,657,398	23,188,380	23,648,641	23,202,308

This earnings release includes information presented on a pro forma basis. These pro forma financial measures are considered "non-GAAP" financial measures within the meaning of SEC Regulation G. The Company believes that this presentation of pro forma results provides useful information to both management and investors by excluding specific expenses that the Company believes are not indicative of core operating results.  The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles. The reconciliations set forth below are provided in accordance with Regulation G and reconcile the pro forma financial measures with the most directly comparable GAAP-based financial measures.

VITACOST.COM, INC. AND SUBSIDIARY
Reconciliation of GAAP Operating (loss) Income to Adjusted EBITDA

	Three Months Ended		Nine Months Ended
	2009	2008	2009	2008

Operating (loss) income	$(6,702,931)	$70,233	$5,213,400	$1,132,492
Stock based compensation charge	11,012,508	70,000	11,238,809	211,630
Depreciation and amortization	813,310	765,938	2,515,613	2,063,211
Adjusted EBITDA	$5,122,887	$906,171	$18,967,822	$3,407,333

EBITDA (earnings before interest, income taxes, depreciation, and amortization, including goodwill and intangible asset impairment) is not a measure of financial performance under generally accepted accounting principles, or GAAP, but is used by some investors to determine the strength of a company's cash flow.  The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles. The reconciliation set forth above is provided in accordance with Regulation G and reconciles EBITDA, with the most directly comparable GAAP-based financial measure. EBITDA is not calculated in the same manner by all companies and accordingly is not necessarily comparable to similarly entitled measures of other companies and may not be an appropriate measure for performance relative to other companies. EBITDA is not intended to represent and should not be considered more meaningful than, or as an alternative to, measures of operating performance as determined in accordance with GAAP.

	Three Months Ended		Nine Months Ended
	2009	2008	2009	2008

Net cash provided by (used in) operating activities	8,502,964	(1,518,159)	$14,338,887	$(907,253)
Payments for the purchase of property and equipment	(2,617,697)	(1,661,720)	(6,068,018)	(4,572,968)
Free cash flow	$5,885,267	$(3,179,879)	$8,270,869	$(5,480,221)